Exhibit 10.3
Form of
RELIV’ INTERNATIONAL, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is made and entered into this ___ day of __________, 20_____, by and between Reliv’ International, Inc. (hereinafter the “Company”), and ____________________”) (hereinafter “Employee”).

WHEREAS, the Company has employed Employee and continues to employ Employee as of this date; and

WHEREAS, the Company, as a further incentive to Employee to devote his best efforts on behalf of the Company and remain in the employ of the Company, desires to grant an option to Employee to purchase shares of the Company’s stock;

NOW, THEREFORE, it is hereby agreed:

1. Grant.  The Company hereby grants to Employee, subject to the terms and conditions set forth herein and in the Company’s 2009 Incentive Stock Plan (the “Plan”) which is incorporated herein by reference, a Non-Qualified Stock Option (the “Option”), as defined in the Plan, to __________ shares of the authorized and unissued Stock of the Company. Unless otherwise defined herein, capitalized terms used in this Agreement that are defined in the Plan have the meaning set forth in the Plan.

2. Option Terms.  This Option is subject to the following terms and conditions:

2.1. Exercise Price.  The exercise price for shares purchased pursuant to this Option shall be $_____ per share.  The exercise price set forth above is equal to or greater than 100% of the Fair Market Value of a share of the Company’s Stock. In all cases, Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Section 409A of the Code.

2.2. Transfer Option.  This Option is not transferable except by will or the laws of descent and distribution, and shall not be exercisable during Employee’s lifetime by any person other than Employee or his guardian or legal representative.

2.3. Vesting.  The Options shall become exercisable in accordance with the vesting schedule and performance targets (each a “Performance Target”) set forth in Schedule A attached hereto.

2.4. Method of Exercise.  The Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash, bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or by one or more of the methods specified in Section 5 of the Plan.

2.5. Termination of Employment.

(a) Disability.  If Employee’s employment by, or relationship with, the Company or its subsidiaries shall terminate as a result of Employee’s Disability, this Option (to the extent not previously lapsed or terminated) may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(b) Death.  In the event of the death of Employee, this Option (to the extent not previously lapsed or terminated) may be exercised to the extent exercisable at the date of death, by the legal representative or legatee of Employee, for a period of six months (or such longer period as the Committee shall specify at any time) commencing on the date of death, or until the expiration of the stated term of the Option, if earlier.

(c) Retirement.  If Employee’s employment by the Company shall terminate by reason of Employee’s retirement in accordance with Company policies, this Option (to the extent not previously lapsed or terminated) may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months (or such longer period as the Committee shall specify at any time) commencing on the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(d) Termination for Cause. If Employee’s employment by the Company and its Affiliates has been terminated for Cause, the Option shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to one month commencing on the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(e) Other Termination. Unless otherwise determined by the Committee, if Employee’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, the Option may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for 30 days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

2.6. Term of Option.  This Option shall expire five years from the date of its issuance.

2.7. Lock-up Agreement.  Employee agrees that, if so requested by the Company or the underwriters managing any underwritten offering of the Company’s securities, Employee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be, for a period of 180 days (or such lesser time period as the Company may establish) from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended.

2.8. Adjustment Upon Certain Financing or Changes in Capitalization.  As provided in the Plan, (a) the number of shares of Stock subject to this Option and the exercise price shall be adjusted as the Committee shall determine to be appropriate in the event of a stock dividend, stock split or similar change in capitalization affecting the Stock and (b) in the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may make such substitution or adjustment in the number of shares of Stock subject to the Option and the exercise price of the Option as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate the Option upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of the Option, shall require payment or other consideration that the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13 of the Plan.

2.9. No Fractional Shares.  In no event shall the  Company be required to issue fractional shares upon the exercise of this Option, and in lieu thereof may issue numbers of shares rounded up or down to the nearest whole share.

3. Tax Withholding.  Employee shall, no later than the date as of which the value of the Option or any Stock or other amounts received under the Option first becomes includable in the gross income of Employee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Employee may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Stock to be issued pursuant to the Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award or (b) delivering to the Company a number of mature shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

4. Change of Control.  Upon the occurrence of a Change of Control as defined in Section 13 of the Plan:

4.1. Subject to the provisions of Section 4.2 below, after the effective date of such Change of Control, Employee shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control.

4.2. The Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, the Option (to the extent the Option is unexercised and unexpired) effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee.

4.3. The Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (a) prior written notice of such cancellation shall be given to Employee and (b) Employee shall have the right to exercise the Option to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of the Option (to the extent unexercised and unexpired), during the 30 day period preceding the effective date of such Change of Control.

5. General.

5.1. Shareholder Rights.  Employee has no rights as a shareholder of the Company unless and until the Stock relating to the exercise of the Option has been issued (or an appropriate book entry has been made). Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before Employee’s Stock is issued (or an appropriate book entry has been made).

5.2. Employment Rights.  The adoption of the Plan or the Option do not confer upon Employee any right to continued employment with the Company or any Affiliate.

5.3. Consent to Electronic Delivery.  Certain statutory materials relating to the Plan may be delivered to Employee in electronic form. By accepting this Option, Employee consents to electronic delivery and acknowledge receipt of these materials, including the Plan and the Plan prospectus.

5.4. Governing Law.  The Agreement shall be governed by and shall be construed according to the laws of the State of Missouri.

5.5. Entire Agreement.  The foregoing, together with and subject to all the terms and conditions of the Plan, is the entire agreement between the Company and Employee with respect to this Option and may not be altered, modified, changed or discharged except in a writing signed by a duly authorized officer or director of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RELIV’ INTERNATIONAL, INC.

By:
Name:
Title:

EMPLOYEE:

Name: